Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Avnet, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-262380; 333-228875; 333-214887) of Avnet, Inc. of our report dated August 14, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

August 14, 2026